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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  October 29, 1996


                             CRA MANAGED CARE, INC.
             (Exact name of registrant as specified in its charter)


         Massachusetts                  02-25856           04-2658593
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         NUMBER)        IDENTIFICATION NO.)


      312 UNION WHARF
   BOSTON, MASSACHUSETTS                02109             (617) 367-2163
(ADDRESS OF PRINCIPAL EXECUTIVE       (ZIP CODE)     (REGISTRANT'S TELEPHONE
         OFFICES)                                  NUMBER, INCLUDING AREA CODE)







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

ITEM 5.  OTHER EVENTS.

     The Financial Statements of Prompt Associates, Inc., a Delaware corporation ("Prompt") and the Consolidated Pro Forma Financial Statements of CRA Managed Care, Inc., a Massachusetts corporation (the "Company"), filed herewith were previously filed in accordance with General Instruction B.1. to Form 8-K pursuant to a Registration Statement on Form S-3 (Registration No. 333-15715) filed on November 7, 1996 with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Company withdrew such Registration Statement on December 4, 1996 due to pricing considerations.

     On October 29, 1996, CRA acquired all of the outstanding capital stock of Prompt for $30,000,000 in cash, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Prompt, PAI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and the shareholders of Prompt named therein (the "Acquisition"). The Merger became effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"). Pursuant to the Merger Agreement, at the Effective Time, all of the issued and outstanding shares of capital stock of Prompt were converted into the right to receive cash in the aggregate amount of $30,000,000.

     Prompt, based in Salt Lake City, Utah, is a provider of hospital bill audit services to health care payors for claims that fall outside of the payors' networks of hospitals or outpatient facilities. Prompt utilizes its group of experienced negotiators, as well as proprietary data base systems, to reduce its clients' expenses by repricing inpatient hospital and outpatient facility bills on a line-by-line basis to either a usual and customary rate, a PPO contract
rate or a combination thereof.   In 1995, Prompt had annual revenues of over
$10,000,000. On the date of the execution of the Merger Agreement, there was no material relationship between the Company and Prompt or the Company and any affiliates of Prompt, any director or officer of the Company and Prompt, or between any associate of any director or officer of the Company and Prompt.

     The Acquisition was funded with the Company's cash reserves and amounts borrowed under the Company's senior revolving credit facility with First Union National Bank of North Carolina.

     A copy of the Merger Agreement is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired

               REPORT OF INDEPENDENT AUDITORS
               FINANCIAL STATEMENTS OF PROMPT ASSOCIATES, INC.
                    Balance Sheets
                    Statement of Operations
                    Statement of Cash Flows
                    Statement of Shareholders' Equity
                    Notes to Financial Statements

          (b)  Pro Forma Financial Information

               CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS OF CRA MANAGED CARE, INC., FOCUS HEALTHCARE MANAGEMENT, INC. AND PROMPT ASSOCIATES, INC. (UNAUDITED):
                    Consolidated Pro Forma Balance Sheet
                    Consolidated Pro Forma Statement of Operations
                    Notes to Pro Forma Financial Statements

          (c)       EXHIBITS

          2.1 Agreement and Plan of Merger, dated as of October 29, 1996, by and between Prompt Associates, Inc., CRA Managed Care, Inc., PAI Acquisition Corp. and the shareholders of Prompt Associates, Inc. named therein.

In accordance with Item 601(b)(2) of Regulation S-K, the Schedules and Exhibits referenced in the Merger Agreement have not been filed as part of the exhibits to this Current Report on Form 8-K. The registrant agrees to furnish supplementally a copy of the omitted Schedules and Exhibits to the Commission upon request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                       CRA MANAGED CARE, INC.



                                       By: /s/ Donald J. Larson
                                          ------------------------------
                                          Name:  Donald J. Larson
                                          Title: President and Chief
                                                 Executive Officer





Dated:  January 7, 1997

                             CRA MANAGED CARE, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                   PAGE
                                                                   ----
REPORT OF INDEPENDENT AUDITORS...................................   F-2
FINANCIAL STATEMENTS OF PROMPT ASSOCIATES, INC.
    Balance Sheets...............................................   F-3
    Statement of Operations......................................   F-4
    Statement of Cash Flows......................................   F-5
    Statement of Shareholders' Equity............................   F-6
    Notes to Financial Statements................................   F-7

CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS OF CRA MANAGED
  CARE, INC., FOCUS HEALTHCARE MANAGEMENT, INC. AND PROMPT
  ASSOCIATES, INC. (UNAUDITED):
    Consolidated Pro Forma Balance Sheet.........................  F-12
    Consolidated Pro Forma Statement of Operations...............  F-13
    Notes to Pro Forma Financial Statements......................  F-14

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Prompt Associates, Inc.

    We have audited the accompanying balance sheets of Prompt Associates, Inc. as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prompt Associates, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP
Salt Lake City, Utah
April 19, 1996

                            PROMPT ASSOCIATES, INC.
                                 BALANCE SHEETS

                                                                              DECEMBER 31,       (UNAUDITED)
                                                                         ----------------------  SEPTEMBER
ASSETS                                                                      1994        1995      30, 1996
-----------------------------------------------------------------------  ----------  ----------  ----------
CURRENT ASSETS:
  Cash and cash equivalents                                              $  906,000  $1,616,000  $3,913,000
  Short-term investments                                                    246,000     449,000          --
  Accounts receivable, less allowance for doubtful accounts of
    $1,400,000, $1,052,000 and $1,475,000, respectively                     744,000     982,000   1,568,000
  Prepaid expenses                                                           93,000     617,000     425,000
  Current deferred tax assets                                                    --     643,000     372,000
  Receivable from related party                                             248,000          --          --
  Current portion of loan to shareholders                                 1,040,000     685,000     685,000
                                                                         ----------  ----------  ----------
      Total current assets                                                3,277,000   4,992,000   6,963,000
PROPERTY AND EQUIPMENT, AT COST                                             785,000   1,009,000   1,255,000
  Less: Accumulated depreciation and amortization                           432,000     674,000     817,000
                                                                         ----------  ----------  ----------
      Net property and equipment                                            353,000     335,000     438,000
OTHER ASSETS:
  Loan to shareholders                                                    4,160,000   1,560,000   1,040,000
  Non-current deferred tax assets                                                --     994,000     536,000
                                                                         ----------  ----------  ----------
      Total other assets                                                  4,160,000   2,554,000   1,576,000
                                                                         ----------  ----------  ----------
                                                                         $7,790,000  $7,881,000  $8,977,000
                                                                         ----------  ----------  ----------
                                                                         ----------  ----------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------
CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                  $  906,000  $  730,000   $ 962,000
  Accrued payroll and related                                               396,000     362,000     423,000
  Current portion of payable under long-term agreements to related parties (net of discount of $377,000, $151,000 and $141,000,
    respectively)                                                         1,029,000     680,000     690,000
                                                                         ----------  ----------  ----------
      Total current liabilities                                           2,331,000   1,772,000   2,075,000
  Long-term portion of payable under long-term agreements to related parties (net of discount of $754,000, $226,000 and $85,000,
    respectively)                                                         4,117,000   1,544,000   1,009,000
COMMITMENTS AND CONTINGENCIES (Note 3)                                           --          --          --
STOCKHOLDERS' EQUITY :
  Preferred Stock -- $.001 par value, 78,000 authorized and issued               --          --          --
  Common stock -- $.001 par value; 1,500,000 authorized; 500,000 shares
    issued and outstanding                                                    1,000       1,000       1,000
  Paid-in-capital                                                           700,000   2,457,000   2,457,000
  Retained earnings                                                         641,000   2,107,000   3,435,000
                                                                         ----------  ----------  ----------
      Total stockholders' equity                                          1,342,000   4,565,000   5,893,000
                                                                         ----------  ----------  ----------
                                                                         $7,790,000  $7,881,000  $8,977,000
                                                                         ----------  ----------  ----------
                                                                         ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                 (UNAUDITED)
                                                                                                    NINE
                                                                                                   MONTHS
                                                               YEAR ENDED DECEMBER 31,             ENDED
                                                        --------------------------------------   SEPTEMBER
                                                            1993          1994         1995       30, 1996
                                                        ------------   -----------  ----------   ----------

NET REVENUES                                             $ 3,939,000   $ 6,835,000  $10,385,000  $9,692,000
COST OF SERVICES                                           1,489,000     4,059,000    5,945,000   4,985,000
                                                        ------------   -----------   ----------   ----------
      GROSS PROFIT                                         2,450,000     2,776,000    4,440,000   4,707,000
MARKETING AND SALES EXPENSES                                 769,000       433,000      554,000     596,000
GENERAL AND ADMINISTRATIVE EXPENSES                        1,799,000     2,325,000    2,361,000   2,048,000
                                                        ------------   -----------   ----------   ----------
      OPERATING INCOME (LOSS)                               (118,000)       18,000    1,525,000   2,063,000
OTHER (INCOME) EXPENSE, NET:
  Interest (income)                                         (428,000)     (473,000)     (76,000)   (103,000)
  Interest expense                                         1,479,000     1,547,000           --          --
  Other (income) expense, net                                (14,000)       42,000       14,000          --
                                                        ------------   -----------   ----------   ----------
      Total (income) expense, net                          1,037,000     1,116,000      (62,000)   (103,000)
      INCOME (LOSS) BEFORE INCOME TAXES                   (1,155,000)   (1,098,000)   1,587,000   2,166,000
PROVISION FOR INCOME TAXES                                        --            --      121,000     838,000
                                                        ------------   -----------   ----------   ----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS              (1,155,000)   (1,098,000)   1,466,000   1,328,000
GAIN ON RETIREMENT OF DEBT                                        --     3,254,000           --          --
                                                        ------------   -----------   ----------   ----------
NET INCOME (LOSS)                                        ($1,155,000)  $ 2,156,000   $1,466,000   $1,328,000
                                                        ------------   -----------   ----------   ----------
                                                        ------------   -----------   ----------   ----------

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                 (UNAUDITED)
                                                                                                    NINE
                                                                                                   MONTHS
                                                                 YEAR ENDED DECEMBER 31,           ENDED
                                                          -------------------------------------  SEPTEMBER
                                                              1993          1994        1995      30, 1996
                                                          ------------   ----------  ----------  ----------
CASH FLOWS FROM OPERATIONS:
  Net income (loss)                                        ($1,155,000)  $2,156,000  $1,466,000  $1,328,000
  Items not requiring cash:
    Depreciation of property and equipment                     180,000      196,000     243,000    143,000
    Amortization of debt discount                              276,000           --          --         --
    Gain on retirement of debt                                      --   (1,974,000)         --         --
    Loss on forgiveness of shareholder debt                         --           --      51,000         --
    Loss on disposal of fixed assets                                --           --       1,000         --
    Provision for deferred tax income taxes                         --           --     121,000    729,000
  Change in assets and liabilities:
    Accounts receivable                                       (201,000)     174,000    (473,000)  (586,000)
    Prepaid expenses and other assets                         (224,000)     298,000    (523,000)   192,000
    Accounts payable, accrued expenses and income taxes      1,426,000       26,000     124,000    288,000
                                                          ------------   ----------  ----------  ----------
      Cash flows from operations                               302,000      876,000   1,010,000  2,094,000
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                           (62,000)    (182,000)   (203,000)  (246,000)
  Sale (purchase) of short-term investments                      2,000     (246,000)   (226,000)   449,000
                                                          ------------   ----------  ----------  ----------
      Cash flows used for investing activities                 (60,000)    (428,000)   (429,000)   203,000
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments under long-term agreements with related
    parties                                                         --           --    (703,000)        --
  Receipts on note from shareholders                                --           --     708,000         --
  Receipts on receivable from related party                         --           --     124,000         --
                                                          ------------   ----------  ----------  ----------
      Cash flows used for financing activities                      --           --     129,000         --
                                                          ------------   ----------  ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                      242,000      448,000     710,000  2,297,000
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                   216,000      458,000     906,000  1,616,000
                                                          ------------   ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                     $   458,000   $  906,000  $1,616,000  $3,913,000
                                                          ------------   ----------  ----------  ----------
                                                          ------------   ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                            $        --   $       --  $       --  $      --
  Income taxes paid                                        $        --   $       --  $  417,000  $ 263,000

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                  PREFERRED    COMMON    PAID-IN-    RETAINED
                                                    STOCK       STOCK    CAPITAL     EARNINGS     TOTAL
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1992                           $   --      $1,000  $  700,000  $ (360,000) $  341,000
  Net loss                                              --         --           --  (1,155,000) (1,155,000)
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1993                               --      1,000      700,000  (1,515,000)   (814,000)
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------
  Net income                                            --         --           --   2,156,000   2,156,000
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1994                               --      1,000      700,000     641,000   1,342,000
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------
  Tax benefits allocated to contributed capital         --         --    1,757,000          --   1,757,000
  Net income                                            --         --           --   1,466,000   1,466,000
                                                  ----------   -------  ----------  ----------  ----------
BALANCE DECEMBER 31, 1995                               --      1,000    2,457,000   2,107,000   4,565,000
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------
  Net income (unaudited)                                --         --           --   1,328,000   1,328,000
                                                  ----------   -------  ----------  ----------  ----------
BALANCE SEPTEMBER 30, 1996                          $   --      $1,000  $2,457,000  $3,435,000  $5,893,000
                                                  ----------   -------  ----------  ----------  ----------
                                                  ----------   -------  ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                            PROMPT ASSOCIATES, INC.
                         Notes to Financial Statements

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) DESCRIPTION OF THE COMPANY

    Prompt Associates, Inc. ("Prompt") was established in 1989 to help identify savings to insurance companies, self-insured companies, third party administrators ("TPA") and health maintenance organizations ("HMO") nationwide by providing statistical data regarding usual, reasonable and customary outpatient facility charges.

    In 1994, Prompt established an inpatient charge review service utilizing databases and employee registered nurses who review claims on a line-by-line basis for possible savings. Prompt earns revenue by charging insurance company clients a fee based on the savings.

    MultiPlan, an unrelated company, has preferred provider organizations ("PPO") contracts with various health care providers across the country. In 1994, Prompt entered into an agreement with MultiPlan whereby Prompt applies the MultiPlan PPO contract rates to selected health insurance claims to identify possible contractual savings. Prompt shares in the savings that are identified and realized.

    Four principal customers comprised approximately 40% of gross revenue in 1994 while three principal customers comprised approximately 37% of gross revenue in 1995.

  (B) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  (C) CASH AND EQUIVALENTS

    Cash and equivalents consist of cash and short-term investments in highly liquid investments with maturities of less than three months from the date of purchase.

  (D) CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk include cash, short-term investments and trade receivables. The Company places its temporary cash investments with creditworthy, high quality financial institutions. The Company at times holds notes and bonds issued by the United States government, its agencies and financially strong corporations. The Company has not experienced significant losses related to receivables from individual customers, groups of customers within the health care industry or customers within certain geographic areas.

  (E) SHORT-TERM INVESTMENTS

    Short-term investments consist of commercial paper with maturities greater than 90 days from the date of purchase. These securities are considered to be held-to-maturity and are carried at amortized cost, which approximates fair market value.

  (F) ALLOWANCE

    The allowance is based on historical experience of ineligible claims which are either charged back or given a negotiated discount. Prompt utilizes several methods to project unpresented discounts and chargebacks including a tracking of the actual experience of contractual discounts. Other factors that affect collectibility and bad debts for each service line are evaluated and additional allowance amounts may be provided.

    Insurance claims are modeled prior to the insurance company's review procedures, which indicate if the claims are payable. During the insurance company's review process, some claims have PPO or HMO arrangements, pre-existing conditions, or other disqualifying situations. When these situations occur, a refund (chargeback) is requested for the amounts paid (invoiced) on these claims.

    Prompt's policy is to record the allowance as an offset to sales and accounts receivable based on the historical tracking of discounts and/or chargebacks. Prompt recorded net provisions to the allowance for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996 of $4,941,000, $5,360,000, $5,089,000 and $4,121,000, respectively. It is reasonably possible that management's analysis of the allowance will change in the near term. Such a change could be material to the financial statements.

  (G) PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives of 3 to 5 years.

    Maintenance and repairs that do not improve or extend the life of the equipment are charged to expenses as incurred. Major renewals and improvements are treated as capital expenditures and depreciated over the extended remaining lives of the assets.

  (H) INCOME TAXES

    Effective December 29, 1994, Prompt terminated its subchapter S corporation status and became a C corporation. The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when differences are expected to reverse.

  (I) ADVERTISING COSTS

    In accordance with SOP 93-7, the Company expenses the production costs of non direct-response advertising as the costs are incurred during the period the advertising first takes place.

  (J) RECLASSIFICATIONS

    Certain reclassifications have been made to the financial statements to conform with the 1995 presentation.

(2)  INCOME TAXES

    As of December 31, 1995, the Company had federal and state net operating loss carryforwards of approximately $1,604,000. The net operating loss carryforwards will expire at various dates beginning in 2009 through 2010, if not utilized.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                                                            1994       1995
                                                                                          --------  ----------
Deferred Tax Assets:
  Fixed assets                                                                            $ 14,000  $   14,000
  Allowance for doubtful accounts                                                               --      83,000
  Accounting method differences                                                            143,000      90,000
  Accrued expenses                                                                              --      92,000
  Net operating loss carryforwards                                                         384,000     598,000
  Restructuring differences                                                                     --     759,000
                                                                                          --------  ----------
                                                                                           541,000   1,636,000
  Valuation allowance                                                                     (541,000)         --
                                                                                          --------  ----------
                                                                                          $     --  $1,636,000
                                                                                          --------  ----------
                                                                                          --------  ----------

    The net valuations allowance decreased by $541,000 during the year ended December 31, 1995.

    Significant components of the provision for income taxes are as follows:

                                                                               1993      1994       1995
                                                                             --------  --------  ----------
Current:
  Federal                                                                    $     --  $     --  $       --
  State                                                                            --        --          --
                                                                             --------  --------  ----------
Total current                                                                      --        --          --
Deferred:
  Federal                                                                          --        --  (1,417,000)
  State                                                                            --        --    (219,000)
                                                                             --------  --------  ----------
                                                                                   --        --  (1,636,000)
Tax benefits allocated to contributed capital                                      --        --   1,757,000
                                                                             --------  --------  ----------
Total net deferred                                                                 --        --     121,000
                                                                             --------  --------  ----------
Total                                                                        $     --  $     --  $  121,000
                                                                             --------  --------  ----------
                                                                             --------  --------  ----------

    Differences between the reported amount of income tax expense for the year and the amount of income tax expense that would result from applying domestic federal statutory tax rates to pretax income, relate primarily to permanent differences and changes in the valuation allowance for deferred tax assets.

    Tax benefits allocated to contributed capital of $1 ,757,000, for the year ended December 31, 1995 relates to differences in accounting for income tax purposes for the stock purchased from original shareholders as described in Note 5.

(3)  COMMITMENTS AND CONTINGENCIES

    Prompt leases office space and has certain other operating leases. The office lease contains an annual escalation clause of approximately 8%. Rental expense was approximately $55,000, $76,000 and $118,000 for

1993, 1994 and 1995, respectively. The future payments at December 31, 1995 required under these obligations for each of the five succeeding years are approximately as follows:

1996                                                   $ 124,000
1997                                                     122,000
1998                                                      26,000
1999                                                       6,000
2000                                                          --

    Prompt has entered into an exclusive agreement with MEDSTAT Systems, Inc. ("MEDSTAT"), a provider of researched data in the health care industry, to provide outpatient surgical facility charge data. Amounts paid to MEDSTAT under this agreement were $763,000, $438,000 and $581,000 in 1993, 1994 and 1995, respectively. Recurring minimum payments associated with this agreement at December 31, 1995 are approximately as follows:

1996                                                   $ 706,000
1997                                                     831,000
1998                                                     956,000
1999                                                     525,000
2000                                                          --

(4)  LOANS TO SHAREHOLDERS

    Loans to shareholders and the related interest totaled $5,448,000 and $2,245,000 for the years ended December 31, 1994 and 1995, respectively. These shareholder loans are secured by promissory notes at a rate of 7.25% with interest payable each June 30th and maturing on June 30, 1999. These notes are further secured by a stock pledge agreement for 100% of the shareholders' outstanding shares of Prompt. Prompt also paid consulting fees totaling $700,000 and $425,000 to certain shareholders during the years ended December 31, 1994 and 1995, respectively, which are included in general and administrative expense. (See Note 5).

(5)  DEBT AND SHAREHOLDERS' EQUITY

    On June 30, 1992, Prompt entered into a debt agreement with Summit Partners ("Summit"), a venture capital group, in which Prompt signed an $8,000,000 note due in three equal installments payable on June 30, 1996, 1997 and 1998, with an interest rate of 15%, payable quarterly in arrears beginning September 30, 1992 in exchange for $6,000,000 in cash. As such, Prompt recorded a debt discount of $2,000,000. The debt discount was to be amortized using the effective interest rate method of approximately 24% over the life of the note. Prompt also issued warrants to Summit to purchase 409,091 shares of common stock. As of December 29, 1994, no principal had been paid on the note to Summit and interest payable, net of the unamortized discount, had accrued to approximately $1,188,000.

    The net proceeds of the note payable of $6,000,000 from Summit was loaned by Prompt to the original shareholders for promissory notes bearing interest at approximately 7.25%. As of December 29, 1994, the principal balance of the loan was $5,900,000 with accrued interest of approximately $250,000.

    At December 29, 1994, Prompt entered into the Security Exchange Agreement ("Agreement") with Summit and the original shareholders, whereby, 90% of Prompt's common stock was purchased by Prompt from the original shareholders. Prompt then transferred 80% of the common stock to Summit and issued 78,000 shares of preferred stock to Summit in full settlement of the note, outstanding interest and warrants. Additionally, 10% of Prompt's common stock was purchased by Prompt's chief executive officer. The original shareholders held a combined 10% interest in Prompt at December 31, 1994 and 1995. The transaction was reflected as a troubled debt restructuring in the 1994 financial statements and resulted in an extraordinary gain of $3,254,000.

    The preferred stock carries no voting rights. In the event of any liquidation, dissolution or winding-up of Prompt, whether voluntary or involuntarily, each share of preferred stock is entitled to be paid up to $100 per share.

    The transaction also resulted in the terms of the loan to the original shareholders being modified, and corresponding payables under long-term agreements to these shareholders being recorded, in exchange for consulting services and covenants not to compete for which no value was accrued. Therefore, the receipt of payment on the loan to the original shareholders and payment of the payables under long-term agreements to the original shareholders will approximately offset over a five year period.

    During 1995, one of the original shareholders declared bankruptcy and effectively defaulted on his obligations to Prompt. No payments were made by Prompt to this shareholder under the long-term consulting and non-compete agreements. As of December 31, 1995, the Company had accepted a bankruptcy settlement agreement, which forgave all existing loans and payable under the above long-term agreement and reestablished a new promissory notes with an offsetting payable valued at $165,000 each. This forgiveness resulted in a net loss to the Company of approximately $50,000. The receipt of the $165,000 loan and $165,000 payment of the payable to the shareholder will offset over the next year.

    Prompt also agreed to pay the original shareholders' tax liability (approximately $100,000) related to Prompt's net income for the period ending December 28, 1994.

    Pursuant to the Agreement, the board of directors authorized options totaling 55,556 shares. On February 7, 1995 options to purchase an additional 4,222 shares were authorized. Options to purchase 27,778 shares were granted to the chief executive officer on December 29, 1994. These shares are exerciseable at $.25 per share and vest in full on April 1, 2004. In July 1995, Prompt granted 20,250 options to certain employees. These options have a four year vesting period and an exercise price of $.25. Approximately 12.5 percent of these options were vested on December 31, 1995.

                             CRA MANAGED CARE, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET

    The following sets forth the Company's Consolidated Pro Forma Balance Sheet as of September 30, 1996 giving effect to the acquisition of Prompt Associates, Inc. ("Prompt"). The Company's Consolidated Pro Forma Balance Sheet presents the acquisition of Prompt as if it had been consummated on September 30, 1996. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The acquisition of Prompt has been accounted for by the Company as a purchase whereby the basis for accounting for Prompt's assets and liabilities is based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                                                   SEPTEMBER 30, 1996
                                                 -------------------------------------------------------
                                                                             PRO FORMA       PRO FORMA
                                                     CRA        PROMPT      ADJUSTMENTS       COMBINED
                                                 -----------  ----------  ---------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents....................  $33,585,000  $3,913,000   $(25,000,000)(1) $ 12,498,000
  Accounts receivable, net.....................   32,395,000   1,568,000                      33,963,000
  Current portion of loan to shareholders                 --     685,000       (685,000)(2)           --
  Prepaid expenses and tax assets..............    1,685,000     797,000                       2,482,000
                                                 -----------  ----------  ---------------   ------------
      Total current assets.....................   67,665,000   6,963,000    (25,685,000)      48,943,000
  Property and equipment, net..................    7,075,000     438,000                       7,513,000
  Other assets.................................      386,000     536,000                         922,000
  Long-term portion of loan to shareholders....           --   1,040,000     (1,040,000)(2)           --
  Excess of cost over fair value of assets
    acquired...................................   19,568,000          --     29,000,000(3)    48,568,000
                                                 -----------  ----------  ---------------   ------------
                                                 $94,694,000  $8,977,000    $ 2,275,000     $105,946,000
                                                 -----------  ----------  ---------------   ------------
                                                 -----------  ----------  ---------------   ------------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving credit facilities..................  $        --  $       --    $ 5,000,000(1)  $  5,000,000
  Current portion of long-term debt............       71,000          --                          71,000
  Accounts payable and accrued expenses           18,985,000   1,385,000      4,867,000(4)    25,237,000
  Current portion of long-term payable to
    related parties............................           --     690,000       (690,000)(2)           --
                                                 -----------  ----------  ---------------   ------------
      Total current liabilities................   19,056,000   2,075,000      9,177,000       30,308,000
Long-term debt.................................        6,000          --                           6,000
Long-term payable to related parties...........           --   1,009,000     (1,009,000)(2)           --
Long-term deferred tax liabilities.............    2,422,000          --                       2,422,000
Stockholders' equity...........................   73,210,000   5,893,000     (5,893,000)(5)   73,210,000
                                                 -----------  ----------  ---------------   ------------
                                                 $94,694,000  $8,977,000    $ 2,275,000     $105,946,000
                                                 -----------  ----------  ---------------   ------------
                                                 -----------  ----------  ---------------   ------------

     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA MANAGED CARE, INC.
           CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

    The following sets forth the Company's Consolidated Pro Forma Statement of Operations for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996 giving effect the purchases of Prompt and Focus Healthcare Management, Inc. ("Focus") and the Company's sales of 2,515,625 and 1,200,000 shares of Common Stock in May of 1995 and June of 1996, respectively, and the application of the net proceeds to repay the Company's existing indebtness and additional borrowings to finance the Focus and Prompt acquisitions effective January 1, 1995. Focus was acquired on April 2, 1996 and, as such, all pro forma adjustments related to Focus are for the period prior to its acquisition. The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. The Statement of Operations for Prompt for the year ended December 31, 1995 and nine months ended September 30, 1996 have been reclassified to conform with the Company's basis of presentation.

    The acquisitions of Prompt and Focus have been accounted for by the Company as purchases whereby the basis for accounting for Prompt's and Focus' assets and liabilities are based upon their fair values at the date of acquisition. Pro forma adjustments represent the Company's preliminary determination of these adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth below.

                                                      YEAR ENDED DECEMBER 31, 1995
                                  --------------------------------------------------------------------
                                                                           PRO FORMA       PRO FORMA
                                      CRA         FOCUS       PROMPT      ADJUSTMENTS      COMBINED
                                  ------------  ----------  -----------  -------------   -------------
Revenues                          $146,055,000  $9,089,000  $10,385,000   $ (407,000)(6) $165,122,000
Cost of services                   122,615,000   7,347,000    6,499,000      474,000(7)   136,935,000
                                  ------------  ----------  -----------  -------------   -------------
      Gross profit                  23,440,000   1,742,000    3,886,000     (881,000)      28,187,000
General and administrative
  expenses                          11,021,000   2,269,000    2,361,000     (646,000)(8)   15,005,000
                                  ------------  ----------  -----------  -------------   -------------
      Operating income              12,419,000    (527,000)   1,525,000     (235,000)      13,182,000
Interest (income) expense, net       2,484,000       2,000      (62,000)  (1,988,000)(9)      436,000
Provision for income taxes           3,974,000     395,000      121,000      995,000(10)    5,485,000
                                  ------------  ----------  -----------  -------------   -------------
Net income (loss)                 $  5,961,000  $ (924,000) $ 1,466,000   $  758,000       $7,261,000
                                  ------------  ----------  -----------  -------------   -------------
                                  ------------  ----------  -----------  -------------   -------------
Earnings per share                $       0.91                                             $     0.85
                                  ------------                                           -------------
                                  ------------                                           -------------
Weighted average shares
  outstanding                        6,540,000                                              8,579,000(11)
                                  ------------                                           -------------
                                  ------------                                           -------------


                                                  NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  --------------------------------------------------------------------
                                                                           PRO FORMA       PRO FORMA
                                      CRA         FOCUS       PROMPT      ADJUSTMENTS      COMBINED
                                  ------------  ----------  -----------  -------------   -------------
Revenues                          $131,032,000  $2,327,000  $ 9,692,000   $ (269,000)(6) $142,782,000
Cost of services                   107,981,000   1,926,000    5,581,000      435,000(7)   115,923,000
                                  ------------  ----------  -----------  -------------   -------------
      Gross profit                  23,051,000     401,000    4,111,000     (704,000)      26,859,000
General and administrative
  expenses                          10,491,000     605,000    2,048,000     (110,000)(8)   13,034,000
                                  ------------  ----------  -----------  -------------   -------------
      Operating income              12,560,000    (204,000)   2,063,000     (594,000)      13,825,000
Interest (income) expense, net         212,000           0     (103,000)     (99,000)(9)       10,000
Provision for income taxes           5,124,000           0      838,000       72,000(10)    6,034,000
                                  ------------  ----------  -----------  -------------   -------------
Net income (loss)                 $  7,224,000  $ (204,000) $ 1,328,000   $ (567,000)      $7,781,000
                                  ------------  ----------  -----------  -------------   -------------
                                  ------------  ----------  -----------  -------------   -------------
Earnings per share                $       0.87                                             $     0.87
                                  ------------                                           -------------
                                  ------------                                           -------------
Weighted average shares
  outstanding                        8,261,000                                              8,928,000(11)
                                  ------------                                           -------------
                                  ------------                                           -------------

     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA MANAGED CARE, INC.
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                       (AMOUNTS IN THOUSANDS--UNAUDITED)

 (1) To record the use of $25,000,000 of existing cash and borrowings of $5,000,000 under the Company's $40,000,000 Credit Facility to finance the Prompt acquisition.

 (2) To eliminate the loan to shareholder and long-term payable to related parties which will be terminated immediately prior to the closing of the transaction.

 (3) To record the excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation as follows:

Pro forma purchase price including fees and expenses:           $34,867,000

Purchase price allocated to:
      Current assets                                              6,278,000
      Property and equipment                                        438,000
      Other long term assets                                        536,000
      Current liabilities                                        (1,385,000)
                                                                -----------
          Net assets acquired                                     5,867,000
                                                                -----------
Excess of cost over fair value of net assets acquired           $29,000,000
                                                                -----------
                                                                -----------

    The foregoing purchase price allocation is based upon preliminary information. The final purchase price allocation is contingent upon the final determination of the fair value of the net assets acquired on October 28, 1996, the date of acquisition. Based upon presently available information, the Company does not believe that the final purchase price allocation will materially differ from the preliminary allocation.

 (4) Record fees and expenses associated with the purchase of Prompt.

 (5) To eliminate the historical stockholders' equity of Prompt.

 (6) To eliminate sales between CRA and Focus of $407,000 and $269,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

 (7) The pro forma adjustment includes:

                                                                       YEAR ENDED        NINE MONTHS ENDED
                                                                    DECEMBER 31, 1995    SEPTEMBER 30, 1996
                                                                   -------------------  --------------------
Elimination of sales between CRA and Focus                             $  (407,000)         $   (269,000)
Elimination of historical Focus goodwill amortization                     (749,000)             (187,000)
Record new Focus goodwill amortization under a thirty year life            663,000               166,000
Record Prompt goodwill amortization under a thirty year life               967,000               725,000
                                                                        ----------            ----------
                                                                       $   474,000          $    435,000
                                                                        ----------            ----------
                                                                        ----------            ----------

 (8) To eliminate general overhead expenses allocated to Focus by United HealthCare Corporation of $646,000 and $110,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

 (9) To reduce interest expense by $1,988,000 and $99,000 for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively to reflect the interest expense associated with the estimated outstanding borrowings under the Company's existing Credit Facility after the application of

                             CRA MANAGED CARE, INC.
        NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (CONTINUED)
                       (AMOUNTS IN THOUSANDS--UNAUDITED)
    the net proceeds from the Company's two sales of Common Stock to repay all existing indebtedness at January 1, 1995 and the additional borrowings of $21,000,000 and $30,000,000 for the Focus and Prompt acquisitions, respectively. The calculation of the January 1, 1995 estimated outstanding borrowings under the Credit Facility is as follows:

Net proceeds from the sale of 2,515,625 shares of Common
 Stock                                                      $36,507,000
Net proceeds from the sale of 1,200,000 shares of Common
 Stock                                                       51,840,000
                                                            -----------
  Total proceeds                                             88,347,000

Total outstanding debt at January 1, 1995                    44,716,000
Borrowings required for the Focus acquisition                21,000,000
Borrowings required for the Prompt acquisition               30,000,000
                                                            -----------
  Total uses of funds                                        95,716,000
                                                            -----------
Estimated outstanding borrowings at January 1, 1995         $ 7,369,000
                                                            -----------
                                                            -----------

    The Company further assumed that it would be able to repay all of the outstanding January 1, 1995 borrowings in seven equal quarterly installments beginning March 31, 1995. Interest expense was calculated assuming an interest rate of 8.55% and 7.12% (weighted average interest rate on borrowings during the period) for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.

(10) To record a tax provision of $995,000 and $72,000 associated with the pro forma adjustments and to adjust Focus's and Prompt's results of operation to an effective tax rate of 40% and 41.5%, after adding back the Prompt goodwill amortization which is non-deductible for tax purposes, for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.

(11) The weighted average shares outstanding has been increased to reflect the issuance of additional shares from the Company's sale of 2,515,625 shares of Common Stock in May 1995 and 1,200,000 shares of Common Stock in June 1996.

                                INDEX TO EXHIBITS


EXHIBIT NO.                            EXHIBIT
-----------                            --------

   2.1 Agreement and Plan of Merger, dated as of October 29, 1996, by and between Prompt Associates, Inc., CRA Managed Care, Inc., PAI Acquisition Corp. and the shareholders of Prompt Associates, Inc. named therein.